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                                                                       Exhibit 5




2000 One Logan Square                                           Morgan, Lewis
Philadelphia , PA 19103-6993                                    & Bockius LLP
215-963-5000                                                  COUNSELORS AT LAW
Fax: 215-963-5299





                                December 22, 1997



Charming Shoppes, Inc.
450 Winks Lane
Bensalem, PA 19020



Ladies/Gentlemen:

                      We have acted as counsel for Charming Shoppes, Inc. a Pennsylvania corporation (the "Company") in connection with the proposed filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering $6,125,000 of Deferred Compensation Obligations which represent unsecured obligations of the Company to pay deferred compensation in accordance with the terms of the Charming Shoppes Variable Deferred Compensation Plan for Executives (the "Plan"). We have examined such records and have made such examination of law as we deem appropriate in connection with rendering such opinion.

                      Based upon the foregoing, we advise you that, in our opinion, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or general equity principles.

                      The opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania.

                      We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP